
HWH International Inc.
(Nevada, USA)
100%
Health Wealth Happiness Pte. Ltd.
(Singapore)
100%
HWH World Inc.
(South Korea)
100%
Hapi Travel Pte. Ltd.
(Singapore)
100%
Hapi WealthBuilder Pte. Ltd.
(Singapore)
100%
HWH Marketplace Pte. Ltd.
(Singapore)
100%
HWH World Limited
(Hong Kong)
100%
HWH World Pte. Ltd.
(Singapore)
100%
HWH World Inc.
(Nevada, USA)
100%
Hapi Cafe Inc.
(Texas, USA)
100%
HWH KOR Inc.
(Delaware, USA)
100%
Alset F&B Holdings Pte. Ltd.
(Singapore)
100%
Hapi Cafe Korea Inc.
(South Korea)
100%
Hapi Cafe SG Pte. Ltd.
(Singapore)
28%
Ketomei Pte. Ltd.
(Singapore)
90%
Alset F&B One Pte. Ltd.
(Singapore)
50%
Ketomei Sdn Bhd
(Malaysia)